Exhibit 5.1

D: +1 (212) 225-2376 hgrannis@cgsh.com

March 13, 2024

Synopsys, Inc.
675 Almanor Ave.
Sunnyvale, California 94085

Ladies and Gentlemen:

We have acted as special counsel to Synopsys, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-4 (including the documents incorporated by reference therein, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the shares of the Company’s common stock, par value $0.01 per share (the “Securities”), to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 15, 2024, by and among the Company, ANSYS, Inc., a Delaware corporation (“Ansys”), and ALTA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	an executed copy of the Merger Agreement, filed as Annex A to the Registration Statement;

(b)	the Registration Statement;

(c)	a copy of the Company’s Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware;

Clearly Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the locations listed above.

(d)	a copy of the Company’s Amended and Restated Bylaws, certified by the Secretary of the Company; and

(e)
certain resolutions of the board of directors of the Company relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Securities, and certain related matters.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that, when the Registration Statement has become effective under the Securities Act, the Securities, when issued by the Company in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that, prior to the issuance of Securities in connection with the consummation of the merger contemplated by the Merger Agreement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the merger will have been consummated in accordance with the terms of Merger Agreement; and (iii) the Securities will have been registered by the transfer agent and registrar for the shares of Company’s common stock, par value $0.01 per share.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement under the heading “Legal Matters,” as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. The opinion expressed herein is rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:             /s/ Helena K. Grannis
Helena K. Grannis, a Partner